Exhibit 1.1

9,316,700 Shares

CUBIST PHARMACEUTICALS, INC.

COMMON STOCK, $0.001 PAR VALUE

UNDERWRITING AGREEMENT

November 22, 2004

November 22, 2004

Morgan Stanley & Co. Incorporated
Pacific Growth Equities, LLC
WR Hambrecht + Co, LLC
Harris Nesbitt Corp.
Wells Fargo Securities, LLC

c/o            Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs and Mesdames:

Cubist Pharmaceuticals, Inc, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 9,316,700 shares of its Common Stock, $0.001 par value (the “Firm Shares”).  The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,397,500 shares of its Common Stock, $0.001 par value (the “Additional Shares”), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The shares of Common Stock, $0.001 par value of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-119371) (the “S-3 Registration Statement”), including a prospectus (the “Base Prospectus”), relating to the shares of Common Stock registered thereon and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a final prospectus supplement (the “Prospectus Supplement”) specifically relating to the Shares pursuant to Rule 424 under the Securities Act.  The term “Registration Statement” means the S-3 Registration Statement, including the exhibits thereto, as amended to the date of this Agreement.  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement.  The term “preliminary prospectus” means any preliminary prospectus supplement specifically relating to the Shares, together with the Base Prospectus.  All references to the Registration Statement, Base Prospectus, preliminary prospectus or Prospectus shall include in each case the documents, if any, incorporated therein by reference.  The terms “supplement” and “amendment” or “amend” as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference in the Registration Statement or the Prospectus, including without limitation any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the S-3 Registration Statement that is deemed to be incorporated by reference in the Registration Statement.

1.                       Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.  The Company has previously furnished to you, without charge, conformed copies of the Registration Statement (without exhibits thereto but including documents incorporated by reference) for delivery to each of the Underwriters.

(b)                 (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)                  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”).

(d)                 Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Company Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or a subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims.

(e)                  This Agreement has been duly authorized, executed and delivered by the Company.

(f)                    The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus.

(g)                 The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(h)                 The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement on the Closing Date or the Option Closing Date, as the case may be, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(i)                     The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except with respect to clauses (i), (iii) and (iv) for any contraventions that would not, singly or in the aggregate, have a Company Material Adverse Effect.  No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as have been obtained or made under the Securities Act or the rules and regulations of the Nasdaq National Market, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (iii) such as may be required by the rules and regulations of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares (other than those relating to the Nasdaq National Market).

(j)                     Subsequent to the respective dates as of which information is given in the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(k)                  There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l)                     Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m)               The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)                 The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable

Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Company Material Adverse Effect.

(o)                 There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Company Material Adverse Effect.

(p)                 There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q)                 The information contained in the Registration Statement and Prospectus concerning the issued patents and pending patent applications, owned by or licensed to the Company or any of its subsidiaries, which are material to the conduct of the business of the Company and its subsidiaries, taken as a whole, in the manner in which it has been and is contemplated to be conducted as described in the Prospectus (the “Patent Rights”), is accurate in all material respects.  The Company and its subsidiaries own or have valid, binding and enforceable licenses or other rights to use any patents, trademarks, trade names, service marks, service names, copyrights, confidential and proprietary information, including trade secrets, know-how, inventions and technology, whether patented or not, proprietary computer software and other intellectual property rights (collectively, the “Intellectual Property”) necessary to conduct the business of the Company and its subsidiaries, taken as a whole, in the manner in which it has been and is contemplated to be conducted, as described in the Prospectus, and without any conflict with the rights of others, except as described in the Prospectus and except for such conflicts which, if determined adversely to the Company or any of its subsidiaries, would not have, singly or in the aggregate, a Company Material Adverse Effect.  Neither the Company nor any of its subsidiaries has knowledge that, or has received any notice from any other person alleging that, the business of the Company or any of its subsidiaries in the manner in which it has been and is contemplated to be conducted, as described in the Prospectus, conflicts with the Intellectual Property rights of others, except for such conflicts which, if determined adversely to the Company or any of its subsidiaries, would not have, individually or in the aggregate, a Company Material Adverse Effect.

(r)                    All patent applications in the Patent Rights have been duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and, in some cases, applicable foreign and international patent authorities, and assignments for all patents and/or patent applications in the Patent Rights have been properly executed and recorded for each named inventor.  To the knowledge of the Company, all printed publications and patent references material to the patentability of the inventions claimed in the Patent Rights have been disclosed to those patent offices so requiring.  To the knowledge of the Company, each of the Company, its assignors or its licensors, as applicable, has met its duty of candor and good faith to the PTO for the Patent Rights.  To the knowledge of the Company, no material misrepresentation has been made to any patent office in connection with the Patent Rights.  The Company and its subsidiaries are not aware or any facts material to a determination of patentability regarding the Patent Rights not disclosed to the PTO or other applicable patent office.  The Company and its subsidiaries are not aware of any facts not disclosed to the PTO or other applicable patent office which would preclude the patentability, validity or enforceability of any patent or patent application in the Patent Rights.  The Company has no knowledge of any facts which would preclude the Company or its licensor, as applicable, from having clear title to the patents and patent applications in the Patent Rights.  To the Company’s knowledge, the patents in the Patent Rights are valid and enforceable, and have not been adjudged invalid or unenforceable in whole or in part.

(s)                  To the knowledge of the Company, no third party is engaging in any activity that infringes, misappropriates or otherwise violates the Intellectual Property owned by or licensed to the Company or any of its subsidiaries, except as described in the Prospectus or except for such activities which, individually or in the aggregate, would not have a Company Material Adverse Effect.

(t)                    With respect to each material agreement governing rights in and to any Intellectual Property licensed by or licensed to the Company or any of its subsidiaries, (i) such agreement is valid and binding and in full force and effect against the Company or the subsidiary of the Company that is party to such material agreement, and, to the knowledge of the Company, each other party thereto; (ii) none of the Company or its subsidiaries has received any notice of termination or cancellation under such agreement, which notice of termination or cancellation has not been withdrawn, received any notice of breach or default under such agreement, which breach has not been cured, and granted to any third party any rights, adverse or otherwise, under such agreement that would constitute a material breach of such agreement; and (iii) none of the Company, any of its subsidiaries or, to Company’s knowledge, any other party to such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such agreement.

(u)                 The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to so possess such certificates, authorizations and permits, singly or in the aggregate, would not have a Company Material Adverse Effect; and neither the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(v)                 The studies, tests and preclinical and clinical trials, conducted by or on behalf of the Company that are described in the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Prospectus are accurate in all material respects; and neither the Company or any of its subsidiaries has received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company which termination, suspension or material modification would have a Company Material Adverse Effect.

(w)               PricewaterhouseCoopers LLP are, and during the periods covered in its report included in the Registration Statement and the Prospectus were, independent accountants with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder.

(x)                   The consolidated financial statements of the Company and its subsidiaries (together with the related notes thereto) incorporated by reference in the Registration Statement and the Prospectus (i) complied as to form, as of their respective dates of filing with the Commission, in all material respects with applicable accounting requirements and the published rules and regulations of the

Commission with respect thereto (including Regulation S-X), (ii) have been prepared in accordance with generally accepted accounting principles in the United States (except in the case of unaudited statements, to the extent permitted by Regulation S-X for quarterly reports on Form 10-Q) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, the consolidated financial condition and results of the operations and cash flows of the Company and its subsidiaries as of the respective dates indicated and for the respective periods specified, subject in the case of interim periods to normal year-end adjustments.  The Company and its subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements of the Company in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets of the Company and its subsidiaries; (iii) access to assets of the Company and its subsidiaries is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets of the Company and its subsidiaries is compared with the existing assets at regular intervals and appropriate action is taken with respect to with respect to any differences. The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act or any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct in all material respects.  The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the Exchange Act), and such controls and procedures are effective (i) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and (ii) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.  The Company does not have any material weaknesses in its internal controls, and, to the knowledge of the Company, there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission.

(y)                 No material labor dispute with the employees of the Company or its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers or contractors that could be reasonably expected to have a Company Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any of the subsidiaries plans to terminate employment with the Company or any of its subsidiaries.

(z)                   The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of its business and are customary in the businesses in which the Company and its subsidiaries are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Company Material Adverse Effect.

(aa)            Except as otherwise disclosed in the Prospectus, each material contract, agreement and license filed as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K

for the year ended December 31, 2003 or the Company’s Quarterly Reports on Form 10-Q filed since January 1, 2004, to which the Company or any of its subsidiaries is bound is legal, valid, binding, enforceable in accordance with its terms and in full force and effect against the Company or the subsidiary of the Company that is party to such material contract, agreement or license, and, to the knowledge of the Company, each other party thereto.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any other party is in material breach or default with respect to any such contract, agreement or license, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license.  To the Company’s knowledge, no party has repudiated any material provision of any such contract, agreement or license.

(bb)          The Company has filed a notice of listing of the Shares on The Nasdaq National Market; the Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the outstanding shares of Common Stock are listed for quotation on The Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from The Nasdaq National Market, nor has the Company received any notification that the Commission or The Nasdaq National Market is contemplating terminating such registration or listing.

(cc)            The statistical and market-related data contained in the Registration Statement and Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.                       Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $10.528 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,397,500 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each Option Closing Date (as defined below), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof that is disclosed in the Prospectus (or pursuant to a plan disclosed in the Prospectus) or of which the Underwriters have been advised in writing, (C) the grant by the Company of options to purchase shares of Common Stock pursuant to the terms of a plan in effect on the date hereof and filed as an exhibit to the S-3 Registration Statement or to any filing incorporated by reference therein and (D) issuances of up to 1,000,000 shares of Common Stock pursuant to collaborative, licensing or marketing agreements; provided that, with respect to clause (D), prior to the issuance of any such shares of Common Stock, the Company shall cause the recipient of such shares to execute and deliver to you a form of “lock-up” agreement substantially in the form of Exhibit E attached hereto.

3.                       Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public initially at $11.20 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $.436 a share under the Public Offering Price.

4.                       Payment and Delivery.  Payment for the Firm Shares shall be made by wire transfer of immediately available funds to the order of the Company against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 29, 2004, or at such other time on the same or such other date, not later than December 6, 2004, as shall be designated in writing by you.  The time and date of such payment for the Firm Shares are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made by wire transfer of immediately available funds to the order of the Company against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date as shall be designated in writing by you, which date shall not be later than January 7, 2005 unless otherwise agreed to in writing by the Company and you.  The time and date of such payment for Additional Shares are hereinafter referred to as the “Option Closing Date.”

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.                       Conditions to the Underwriters’ Obligations.  The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

(a)                  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the

Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)                  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)                 The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the President and Chief Executive Officer or the Senior Vice President and Chief Financial Officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.  The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

(c)                  The Underwriters shall have received on the Closing Date an opinion of Bingham McCutchen LLP, outside counsel for the Company, dated the Closing Date, substantially in the form of Exhibit A attached hereto addressed to the Underwriters.  Counsel rendering the opinion contained in Exhibit A may rely as to questions of law not involving the laws of the United States, the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate.  Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives, and to counsel for the Underwriters.  Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d)                 The Underwriters shall have received on the Closing Date an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in paragraphs (5), (7), (9) and (11) (but only as to the statements in the Prospectus under “Description of Capital Stock” and “Underwriting”), and the final paragraph, of the opinion of counsel for the Company set forth in Exhibit A hereto.

(e)                  The Underwriters shall have received on the Closing Date an opinion of Christopher D.T. Guiffrie, the General Counsel of the Company, dated the Closing Date and substantially in the form of Exhibit B hereto.

(f)                    The Underwriters shall have received on the Closing Date an opinion of Fish & Richardson P.C., special patent counsel for the Company, dated the Closing Date and substantially in the form of Exhibit C hereto.  Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g)                 The Underwriters shall have received on the Closing Date an opinion of Hogan & Hartson L.L.P., regulatory counsel for the Company, dated the Closing Date and substantially in the form of Exhibit D hereto.  Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(h)                 The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters and in accordance with SAS 72, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)                     The “lock-up” agreements, each substantially in the form of Exhibit E hereto, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)                     No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.                       Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)                  To furnish to you in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the Prospectus Delivery Period (as such term is defined in Section 6(c) below), as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.  The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

(b)                 Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object (unless advised in writing by outside counsel reasonably acceptable to you that the filing of such amendment or supplement is required by law), and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                  If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(d)                 To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or any jurisdiction where it is not now so qualified ore required to file such a consent.

(e)                  To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2005 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f)                    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. (provided, however, that the reasonable legal fees and expenses of counsel for the Underwriters that the Company shall be required to pay for this clause (iv) and the foregoing clause (iii) shall not exceed $10,000 in the aggregate), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution,” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

7.                       Indemnity and Contribution.

(a)                  The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the persons asserting any such losses, claims, damages or liabilities purchased Shares, to any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure to send or give a copy of the Prospectus is the result of noncompliance by the Company with Section 6(a), 6(b) or 6(c).

(b)                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                 To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                    The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8.                       Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if, after the execution and delivery of this Agreement and prior to the Closing Date (i) trading in securities generally shall have been suspended or materially limited on, or by, as the case may be, either the New York Stock Exchange or the Nasdaq National Market, (ii) trading or quotation of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

9.                       Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii)

purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.                 Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12.                 Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

CUBIST PHARMACEUTICALS, INC.

By:	/s/ David W.J. McGirr
Name: David W.J. McGirr
Title: Senior Vice President and Chief Financial
Officer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Pacific Growth Equities, LLC
WR Hambrecht + Co, LLC
Harris Nesbitt Corp.
Wells Fargo Securities, LLC
Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.
By:	Morgan Stanley & Co. Incorporated

By:	/s/ David Schwarzbach
Name: David Schwarzbach
Title: Executive Director

SCHEDULE I

Underwriter	Number of Firm Shares To be Purchased

Morgan Stanley & Co. Incorporated	4,658,350
Pacific Growth Equities, LLC	1,863,340
WR Hambrecht + Co, LLC	931,670
Harris Nesbitt Corp.	931,670
Wells Fargo Securities, LLC	931,670
Total	9,316,700

Exhibit A

Matters to be Covered in the Opinion of Company Counsel

(1)                                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(2)                                  The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

(3)                                  The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts.

(4)                                  The authorized capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” as of September 30, 2004.

(5)                                  The Firm Shares or the Additional Shares, as the case may be, have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive or similar statutory rights under the Delaware General Corporation Law or, to such counsel’s knowledge, any contractual preemptive right, co-sale right, right of first refusal or other similar right granted by the Company.

(6)                                  The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Firm Shares or the Additional Shares, as the case may be, to the Underwriters.

(7)                                  This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

(8)                                  The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

(9)                                  The Registration Statement and each amendment thereto, each as of the effective date thereof, and the Prospectus and each amendment or supplement thereto, each as of its date, complied as to form in all material respects with the requirements of the Securities Act (except that such counsel need express no opinion with respect to the financial statements and financial or accounting data derived therefrom included in any such document).

(10)                            The form of certificate evidencing the Common Shares and filed as an exhibit to the Registration Statement complies with Delaware law.

(11)                            The description in the Registration Statement and the Prospectus of the charter and by-laws of the Company, and of the statutes and regulations, relating to the Securities Act, the Exchange Act, and the Delaware General Corporation Law, are accurate in all material respects and fairly present the information required to be presented by the Securities Act.  The statements relating to legal matters, documents or proceedings included in (A) the Prospectus under the caption “Description of Capital Stock” and (B) the Registration Statement in Item 15 are accurate in all material respects and fairly present the information required to be presented by the Securities Act.

A-1

(12)                            The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company’s indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company’s charter or by-laws or (b) to such counsel’s knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any material bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument, in each case, that is an exhibit to the Registration Statement or any document incorporated by reference therein, or any applicable statute, rule or regulation known to such counsel or, to such counsel’s knowledge, any order, writ or decree of any Federal or Massachusetts court, government or governmental agency or body having jurisdiction over the Company.

(13)                            No consent, approval, authorization or order of or qualification with any Federal or Massachusetts court, government or governmental agency or body having jurisdiction over the Company, is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as (i) have been obtained under the Securities Act or the rules and regulations of the Nasdaq National Market, (ii) may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters, and (iii) may be required by the National Association of Securities Dealers, Inc. (other than those relating to the Nasdaq National Market).

 (14)                         To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the Securities Act, other than those described therein.

(15)                            The Company is not and, after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, you, counsel for the Underwriters and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that leads them to believe that, at the time the Registration Statement became effective, the Registration Statement and any amendment or supplement thereto (other than the financial statements and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or as of its date or the Closing Date, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

A-2

Exhibit B

Matters to be Covered in the Opinion of

General Counsel for the Company

(1)                                  The statements in the Registration Statement and the Prospectus under the captions “Risk Factors—We may not be able to obtain, maintain or protect certain proprietary rights necessary for the development and commercialization of Cubicin, our other drug candidates, and our research technologies.” and “Business— Our Intellectual Property Portfolio,” (the “Statements”) insofar as such statements constitute a summary of matters of law, are accurate in all material respects.

(2)                                  Subject to any specific disclosure to the contrary in the Prospectus, to such counsel’s actual knowledge, except for proceedings of the Patent and Trademark Office (which, to such counsel’s actual knowledge, do not include any interference proceedings), there are no legal or governmental proceedings, pending or threatened, relating to the patents or patent applications of the Company referenced in the Statements and related to such counsel’s representation, except for any such proceedings which, if determined adversely to the Company or any of its subsidiaries, would not have, individually or in the aggregate, a Company Material Adverse Effect.

(3)                                  Subject to any specific disclosure to the contrary in the Prospectus, to such counsel’s actual knowledge, there are no material contracts or other material documents relating to the Company’s patents, patent applications, trade secrets, trademarks, trademark applications, service marks or other proprietary information or materials, other than those filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus, that are not filed or described therein as required.

(4)                                  Subject to any specific disclosure to the contrary in the Prospectus, to such counsel’s actual knowledge, (a) the Company has not received any notice of infringement or of conflict with rights or claims of others with respect to any patents, trade secrets, trademarks, service marks, or other proprietary information or materials of others that would result in any Company Material Adverse Effect; (b) there are no infringements by others of the Company’s patents, trade secrets, trademarks, service marks, or other proprietary information or materials that in such counsel’s judgment that would result in a Company Material Adverse Effect, and no claim or claims in any patent application owned or licensed to the Company would be infringed by the activities of others if such claim or claims were issued; (c) there are no patent applications of others that, if issued in the form available to us, would be validly issued and infringed by the activities of the Company, as described in the Prospectus Supplement, that would have a Company Material Adverse Effect; and (d) there are no valid patents of others that are infringed by specific products or processes referred to in the Prospectus Supplement in such a manner that would result in a Company Material Adverse Effect.

(5)                                  Subject to any specific disclosure to the contrary in the Prospectus, such counsel has no actual knowledge (a) of any facts that would preclude the Company from having valid license rights or clear title to the patents related to such counsel’s representation; (b) that the Company lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Prospectus, except as described in the Prospectus Supplement, in a manner that would result in a Company Material Adverse Effect; (c) of any facts that form a basis for a finding of unenforceability or invalidity of any of the Company’s material patents or other material intangible property and assets; and (d) any material fact with respect to the patent applications of the Company related to our representation that would (i) preclude the issuance of patents with respect to such applications, which such preclusion would result in a Company Material Adverse Effect or (ii) lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations in a manner that would have a Company Matter Adverse Effect.

B-1

Exhibit C

Matters to be Covered in the Opinion of

Special Patent Counsel for the Company

[Insert paragraph describing scope of engagement.]

(1)                                  The statements in the Registration Statement and the Prospectus under the captions “Risk Factors—We may not be able to obtain, maintain or protect certain proprietary rights necessary for the development and commercialization of Cubicin, our other drug candidates, and our research technologies.” and “Business— Our Intellectual Property Portfolio,” insofar as such statements constitute a summary of matters of law, are accurate in all material respects.

(2)                                  To such counsel’s knowledge, except for proceedings of the Patent and Trademark Office (which, to such counsel’s knowledge, do not include any interference proceedings), (a) there are no legal or governmental proceedings pending against the Company relating to patent rights, trade secrets or other proprietary information or materials of the Company and (b) no such proceedings against the Company are threatened or contemplated by governmental authorities or others.

(3)                                  To such counsel’s knowledge, there are no material contracts or other material documents relating to the Company’s patents, patent applications, trade secrets, or other proprietary information or materials, other than those filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus, that are not filed or described therein as required.

(4)                                  To such counsel’s knowledge, (a) the Company has not received any notice of infringement with respect to any patents, trade secrets, or other proprietary information or materials that would result in any Company Material Adverse Effect; (b) the Company has not received any notice of conflict with rights, or claims of others there are no infringements by others of the Company’s patents, trade secrets, trademarks, service marks, or other proprietary information or materials, other than those that the Company has informed such counsel would not result in any Company Material Adverse Effect and (c) there are no infringements by others of the Company’s, trade secrets, or other proprietary information or materials that in such counsel’s judgment could have any Company Adverse Material Effect, and no claim or claims in any patent application owned or licensed to the Company would be infringed by the activities of others if such claim or claims were issued.  Except as described in the Prospectus or that such counsel has been informed by the Company would not result in a Company Adverse Material Effect, such counsel is not aware of any patent applications of others that, if issued in the form available to us, would be validly issued and infringed by the activities of the Company, as described in the Prospectus, as to which the Company has advised such counsel would result in any Company Material Adverse Effect.  Such counsel is not aware of any valid patents of others that are infringed by specific products or processes referred to in the Prospectus in such a manner as to have any Company Material Adverse Effect.

(5)                                  Such counsel has no knowledge of any facts that would preclude the Company from having valid license rights or clear title to the patents identified in such opinion.  Such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Prospectus, except as described in the Prospectus or where the Company has advised such counsel that lack of any rights or licenses would not result in a Company Material Adverse Effect.  Such counsel is unaware of any facts that form a basis for a finding of unenforceability or invalidity of any of the Company’s patents or other material intangible property and assets.

(6)                                  Such counsel is not aware of any material fact with respect to the patent applications of the Company identified in such opinion except for matters where the Company has advised such counsel that there is no Company Material Adverse Effect that would (a) preclude the issuance of patents with respect to

C-1

such applications or (b) lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

C-2

Exhibit D

Matters to be Covered in the Opinion of

Regulatory Counsel for the Company

The statements in the Prospectus under the captions:  “Risk Factors— Our ability to generate revenues from the commercialization and sale of Cubicin will be limited if we do not obtain approval to market Cubicin for additional therapeutic uses or fulfill certain post-approval requirements of the FDA relating to Cubicin,”  “Risk Factors— We will need to obtain regulatory approvals for our other drug candidates and our ability to generate revenues from the commercialization and sale of products resulting from our development efforts will be limited by any failure to obtain these approvals,” “Risk Factors— If clinical trials for our drug candidates are unsuccessful or delayed, we will be unable to meet our anticipated development and commercialization timelines, which could harm our business,” “Risk Factors— Our products will be subject to ongoing regulatory review.,” and “Business—Government Regulation,” insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized in such sections of the Prospectus.

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Exhibit E

[FORM OF LOCK-UP LETTER]

                        , 2003

MORGAN STANLEY & CO. INCORPORATED

1585 Broadway

New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”), with potentially certain co-managers, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cubist Pharmaceuticals, Inc, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and potentially certain co-managers (the “Underwriters”), of shares (the “Shares”) of the common stock, $0.001 par value, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) any sale of shares of Common Stock pursuant to a plan adopted pursuant to Rule 10b5-1 under the Securities Act of 1934, as amended, to the extent that copies of such plan have been provided to Morgan Stanley prior to the date hereof or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)
(Address)

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